Exhibit 5.1

Sierchio Law, LLP

430 Park Avenue	29 Reed Road
Suite 702	Valatie, New York 12184
New York, New York 10022	Tel: (518) 392-4980
Tel: (212) 246-3030

March 27, 2025

SolarWindow Technologies, Inc.

9375 E. Shea Blvd.

Suite 107-B

Scottsdale, Arizona 85260

C/O: President and Chief Executive Officer

Re: SolarWindow Technologies, Inc.-- Registration Statement on Form S-1 (No.333-282721)

Ladies and Gentlemen:

We have acted as counsel to SolarWindow Technologies, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (File No.333-282721) originally filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2024, as amended by Pre-Effective Amendment No. 1 filed with the Commission on November 20, 2024, and as further amended by Post-Effective Amendment No. 1 being filed with the SEC on the date hereof (such registration statement as so amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to issuance and the proposed resale by the selling stockholders named in the Registration Statement of up to 898,000 shares (the “Option Shares”) of the Company’s common stock, par value $0.001 per share, issuable upon exercise of vested stock options (the “Stock Options”).

The term “Option Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the Option Shares.

As such counsel we have reviewed copies of (a) the Registration Statement and the related form of prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Securities Act, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect on the date hereof, (c) the stock option agreements governing the Stock Options, and (d) resolutions of the Board of Directors of the Company granting the Stock Options and authorizing (i) the issuance of the Option Shares upon exercise of the Stock Options and (ii) the filing of the Registration Statement.

We have also reviewed such other documents and have made such other investigations as we have deemed appropriate. As to matters of fact material to this opinion letter, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

SolarWindow Technologies, Inc.

Registration Statement 333-282721

March 27, 2025

In rendering the opinions contained herein, we have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons signing such documents, the due authority of all parties, other than the Company, signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

In addition, we have assumed that: (a) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement, and (b) the prospectus delivery requirements with respect thereto are fulfilled, and the applicable requirements of the Securities Act, throughout all periods relevant to the opinion are complied with, (c) the Option Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (d) all offers and sales of the Option Shares will be made in compliance with the securities laws of the states having jurisdiction thereof.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the laws of the State of New York and Chapter 78 of the Nevada Revised Statutes, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that Option Shares, when issued upon exercise of the Stock Options, as applicable, and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions expressed herein. This opinion letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Sierchio Law, LLP

/s/ Joseph Sierchio

Joseph Sierchio, Principal